                                                                     EXHIBIT 5.1


                          [LATHAM & WATKINS LETTERHEAD]


                                  May 11, 2001

PriceSmart, Inc.
4649 Morena Boulevard
San Diego, California 92117

    Re: PriceSmart, Inc. Registration Statement on Form S-3 - 67,700 Shares of Common Stock, Par Value $0.0001 Per Share

Ladies and Gentlemen:

         In connection with the registration by PriceSmart, Inc., a Delaware corporation (the "Company"), of 67,700 shares of common stock of the Company, par value $0.0001 per share (the "Shares"), under the Securities Act of 1933, as amended, on the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on May 11, 2001, you have requested our opinion with respect to the matters set forth below.

         In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

         We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

         Subject to the foregoing, it is our opinion that as of the date of this opinion, the Shares have been duly authorized, validly issued and are fully paid and nonassessable.

         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                                     Very truly yours,

                                                     /s/ Latham & Watkins